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                                                                    Exhibit 23.2


May 9, 2000
The Board of Directors
Dean & DeLuca, Inc.


We have audited the combined financial statements of Dean & DeLuca Brands, Inc. and Affiliates as of March 1, 1998, and for the year then ended. This audit is referred to in our report dated July 1, 1999 (except for Note 3 which is dated November 30, 1999) and included the related financial statement schedule as of March 1, 1998, and for the year then ended, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ GRASSI & CO., CPAs, P.C.
----------------------------
GRASSI & CO., CPAs, P.C.


Lake Success, New York